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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): February 11, 2000


                             WESTPOINT STEVENS INC.
           (Exact Name of Registrants as Specified in their Charters)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


         0-21496                                        36-3498354
(Commission File Numbers)                  (I.R.S. Employer Identification Nos.)


         507 WEST TENTH STREET                                 31833
          WEST POINT, GEORGIA
(Address of Principal Executive Offices)                     (Zip Code)


                                 (706) 645-4000
              (Registrants' Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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NY2:\878099\01\$TJN01!.DOC\80765.0004

Item 5.    Other Events.

           On February 11, 2000, WestPoint Stevens Inc. released a press release announcing that Holcombe T. Green, Jr., Chairman and Chief Executive Officer of WestPoint Stevens, offered to acquire WestPoint Stevens in a leveraged buyout transaction at a cash price of $21.00 per share. WestPoint Stevens further announced that its Board of Directors has asked Merrill Lynch & Co., which had been engaged by WestPoint Stevens in November 1999 to assist the Board in the exploration of strategic and financial alternatives, to provide assistance in evaluating the buyout proposal while continuing to assist the Board in the exploration of strategic and financial alternatives. WestPoint Stevens also announced that consummation of the proposed transaction would be subject to, among other things, the negotiation of a definitive merger agreement, the approval of WestPoint Stevens' Board of Directors and stockholders, and receipt of necessary financing. A copy of the Press Release is attached hereto as Exhibit 99.1.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.


           (c)       Exhibits

           Exhibit No.         Exhibit
           -----------         -------

           99.1                Press Release dated February 11, 2000















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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              WESTPOINT STEVENS INC.
                                               (Registrant)

                                             By: /s/ Christopher N. Zodrow
                                                 -------------------------------
           Date: February 15, 2000               Christopher N. Zodrow
                                                 Vice President and Secretary










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                                  EXHIBIT INDEX


         Exhibit No.                    Exhibit
         -----------                    -------

           99.1                Press Release dated February 11, 2000